Exhibit 99.1

         Navigant Consulting, Inc. Announces First Quarter 2004 Results

    CHICAGO--(BUSINESS WIRE)--April 20, 2004--Navigant Consulting Inc.
(NYSE:NCI).

    -- Quarterly revenues increased 39 percent, year over year, to $102.8 million, reflecting the successful integration of Tucker Alan as well as continued, strong organic growth.

    -- First quarter, year over year, earnings per share doubled, from $0.08 to $0.16 per share.

    -- Consultant utilization increased to 77 percent, compared to 72 percent in the first quarter of 2003.

    -- Billable consultant headcount increased to 1,245, from 959 at December 31, 2003, reflecting the Tucker Alan acquisition together with productive recruiting efforts company-wide.

    Navigant Consulting, Inc. (NYSE: NCI), a specialized independent consulting firm that assists clients in addressing the critical challenges of litigation, regulation, risk and business model change, today announced financial results for the first quarter of 2004.

    First Quarter 2004 Financial Results

    Revenues for the first quarter of 2004 were $102.8 million, a 39 percent increase compared to first quarter 2003 revenues of $73.8 million, and up 27 percent from the fourth quarter of 2003, reflecting the successful integration of Tucker Alan, as well as continued, strong organic growth across the Company's service offerings and industry segments. EBITDA, excluding variable stock-based compensation expense and restructuring costs, was $17.4 million, an increase of 124 percent from $7.8 million for the first quarter of 2003, and a 34 percent increase compared to the fourth quarter of 2003. EBITDA, excluding variable stock-based compensation expense and restructuring costs, as a percentage of revenues before reimbursements, was 19 percent for the first quarter of 2004, compared to 18 percent in the fourth quarter 2003, and up from 12 percent in the first quarter 2003. Net income per diluted share was $0.16 in the first quarter of 2004, up significantly from $0.08 in the prior year comparable period and $0.11 per share in the fourth quarter of 2003.

    Business Metrics

    Company-wide consultant utilization in the first quarter was 77 percent, compared to 69 percent during the fourth quarter of 2003, and up from 72 percent in the 2003 first quarter. Annualized revenue per consultant continued to improve, increasing to $362,000 from $352,000 in the fourth quarter of 2003 and $308,000 in the first quarter of 2003. Billable consultant headcount on March 31, 2004 was 1,245, up from 959 at December 31, 2003, and averaged 1,140 for the quarter ended March 31, 2004. Annualized attrition was 15 percent, compared to 16 percent for the full year 2003.

    Business Performance

    Reflecting solid demand drivers, the Company's healthcare and energy industry verticals both generated solid year over year organic growth, as did the core litigation practice. "We set aggressive financial goals for 2004, and our first quarter revenue, margin and utilization results are a strong indication that our organization is performing at the high level required to meet or exceed these goals," stated William M. Goodyear, Chairman and Chief Executive Officer. "Our results reflect the favorable impact of the new senior-level industry talent we have, supported by the integration of the 230 Tucker Alan professionals. We remain optimistic about our outlook for 2004, as we expect to continue to leverage our platform to pursue opportunities created by the active regulatory and investigative environment."

    Tucker Alan Acquisition

    On February 2, 2004, the Company announced the acquisition, for $90 million, of substantially all of the assets of Tucker Alan Inc., the premier, privately-held litigation and business consulting firm in the United States. The acquisition added substantially to the Company's West Coast presence, with major offices in Los Angeles, San Francisco and Seattle, and also complemented the Company's Eastern and Midwest presence, creating an exceptionally strong national platform.
    "The integration of the Tucker Alan professionals has progressed very smoothly, and we are extremely pleased with the momentum generated by combining these two organizations," stated Julie Howard, Chief Operating Officer. "We are already seeing the benefits of our increased industry depth and strengthened national platform and we expect to continue to see increased benefits from the integration as we leverage the skills and experience across various practices."

    Webcast of the Company's Announcement of First Quarter 2004
Results

    A webcast of management's presentation of the Company's first quarter financial results will be available on the Company's website, www.navigantconsulting.com. To access the call, click the Investor Relations section and select "Conference Calls." This webcast will be available until 5:00 p.m., ET, July 20, 2004.

    About Navigant Consulting

    Navigant Consulting, Inc. (NYSE: NCI) is a specialized independent consulting firm providing litigation, financial services, healthcare, energy and operational consulting services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

    Except as set forth below, statements included in this press release, which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, revenues, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time to time in the Company's reports filed with the SEC. Such risk factors include, but are not limited to: acquisitions and acquisitions under consideration, follow-on offerings, revenues and financial estimates, significant client assignments, recruiting, attrition and new business solicitation efforts, judicial proceedings, regulatory changes and general economic conditions.



              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF OPERATIONS
         (In thousands, except percentages and per share data)
                              (Unaudited)

                                       For the three months ended
                                  ------------------------------------
                                      March 31,   December   March 31,
                                        2004      31, 2003     2003
                                  ------------------------------------
Revenues before reimbursements         $92,436   $71,417      $64,024
Reimbursements                          10,325     9,776        9,740
                                  ------------------------------------
Total revenues                         102,761    81,193       73,764

Cost of services before
 reimbursable expenses                  52,712    42,242       38,434
Reimbursable expenses                   10,325     9,776        9,740
                                  ------------------------------------
Cost of services                        63,037    52,018       48,174
Stock-based compensation expense         2,604     3,008        1,712
Restructuring costs                        891         0            0
General and administrative
 expenses                               20,152    15,179       15,926
                                  ------------------------------------
Earnings before interest, taxes,
 depreciation and amortization
 (EBITDA)                               16,077    10,988        7,952
Depreciation                             1,914     1,854        1,701
Amortization                               657       395          495
                                  ------------------------------------
Operating income                        13,506     8,739        5,756
Other income (expense), net               (323)       75          172
                                  ------------------------------------
Income before income tax expense        13,183     8,814        5,928
Income tax expense                       5,405     3,738        2,422
                                  ------------------------------------
Net income                              $7,778    $5,076       $3,506
                                  ====================================

Net income per diluted share             $0.16     $0.11        $0.08
                                  ====================================

Shares used in computing net
 income per diluted share               49,285    47,986       46,250

Percentage of revenues before reimbursements:
---------------------------------------------
Cost of services before reimbursable
 expenses                                   57%       59%          60%
Reimbursable expenses                       11%       14%          15%
General and administrative expenses         22%       21%          25%

EBITDA                                      17%       15%          12%
Operating income                            15%       12%           9%
Net income                                   8%        7%           5%
General and administrative expense
 as a percentage of total revenues          20%       19%          22%


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
        CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
                    (In thousands, except DSO data)
                              (Unaudited)

                                      March 31,  December    March 31,
Assets                                    2004   31, 2003        2003
----------------------------------------------------------------------
Cash and cash equivalents               $10,196   $38,402      $5,339
Trade accounts receivable, net          100,133    68,715      65,844
Prepaid and other assets                 13,470     9,546      10,440
                                    ----------------------------------
    Total current assets                123,799   116,663      81,623

Property and equipment, net              22,773    19,958      18,189
Goodwill and intangible assets, net     199,030   112,075      97,908
Other non-current assets                  6,325     6,620       6,975
                                    ----------------------------------
    Total assets                       $351,927  $255,316    $204,695
                                    ==================================


Liabilities and Stockholders' Equity
------------------------------------
Bank borrowings                         $40,000        $0     $13,500
Current liabilities                      75,179    64,797      40,677
                                    ----------------------------------
    Total current liabilities           115,179    64,797      54,177

Other liabilities                        10,918     1,761       4,592
Stockholders' equity                    225,830   188,758     145,926
                                    ----------------------------------
    Total liabilities and
     stockholders' equity              $351,927  $255,316    $204,695
                                    ==================================

Selected Data:

Days sales outstanding, net (DSO)(a)    83 days   72 days     77 days
                                    ==================================

(a) Includes deferred revenue.

              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
               SELECTED PRO FORMA OPERATING INFORMATION
                 (In thousands, except per share data)
                              (Unaudited)

                                        For the three months ended
                                     ---------------------------------
                                       March 31,  December   March 31,
                                           2004   31, 2003       2003
                                     ---------------------------------
Revenues before reimbursements          $92,436    $71,417    $64,024

Operating income                        $13,506     $8,739     $5,756

Add back:
---------
   Depreciation                           1,914      1,854      1,701
   Amortization                             657        395        495
                                     ---------------------------------
Earnings before interest, taxes,
 depreciation and amortization
 (EBITDA)                               $16,077    $10,988     $7,952

Add back:
---------
   Restructuring costs                      891          0          0
   Variable accounting option expense       414      2,003       (185)
                                     ---------------------------------
Pro forma EBITDA                        $17,382    $12,991     $7,767
                                     =================================
Pro forma EBITDA as a percentage of
 revenues before reimbursements              19%        18%        12%

----------------------------------------------------------------------

Net income per diluted share              $0.16      $0.11      $0.08

Add:
----

Impact on diluted EPS of variable
 stock-based compensation expense and
 restructuring costs, net of tax          $0.01      $0.02      $0.00
                                     ---------------------------------

Pro forma net income per diluted
 share                                    $0.17      $0.13      $0.08
                                     =================================


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
           STOCK-BASED COMPENSATION EXPENSE FOR THE PERIODS
                    Estimates as of March 31, 2004
                       (Unaudited, in millions)


        Actual        Actual              Actual    Estimated   Esti-
                                                                mated
        ----- ------------------------- ------------------------ -----
         Year 2003 2003 2003 2003  Year 2004 2004 2004 2004 Year  Year
         2002  Q1   Q2   Q3   Q4   2003  Q1   Q2   Q3   Q4  2004  2005
        ----- ------------------------- ------------------------ -----
Total
restricted
stock / units
expense
(Note 1) $2.6 $1.9 $1.8 $1.6 $1.0  $6.3 $2.2 $1.7 $1.6 $1.5 $7.0  $5.5

Variable
stock-based
compensation
expense
(Note 2)  0.6 (0.2) 2.7  0.3  2.0   4.8  0.4  TBD  TBD  TBD  TBD . TBD

Cash
repurchase
of
options   0.2    -    -    -    -     -    -    -    -    -    -     -
        ----- ------------------------- ------------------------ -----
Total stock-
based comp-
ensation
expense  $3.4 $1.7 $4.5 $1.9 $3.0 $11.1 $2.6  TBD  TBD  TBD  TBD   TBD
        ===== ========================= ======================== =====


    Note 1 - Restricted stock and restricted stock unit amounts include shares provided to employees under various plans, as previously disclosed and described in the Company's SEC filings. Amounts are included in future periods for estimated grants associated with the Company's incentive compensation programs. These future amounts are subject to the Company's financial performance and will be adjusted accordingly to reflect actual results.

    Note 2 - Stock-based compensation expense subject to variable accounting relates to stock options and stock appreciation rights occurring in the second and third quarters of 2000. As such, the Company records an expense for the difference between the grant price and the quarter end stock price. As of March 31, 2004, awards relating to 290,000 shares of stock were subject to variable accounting expense. The Company's stock price as of March 31, 2004 was $20.23.

    CONTACT: Navigant Consulting, Inc.
             Ben W. Perks, 312-573-5630
             bperks@navigantconsulting.com
             or
             Andrew J. Bosman, 312-573-5631
             abosman@navigantconsulting.com